Exhibit 99.3

News Release

PLUG POWER NAMES PAUL B. MIDDLETON AS NEW CHIEF FINANCIAL OFFICER

LATHAM, N.Y. — November 10, 2014 — Plug Power Inc. (NASDAQ: PLUG), a leader in providing clean, reliable energy products, announces today that Paul B. Middleton, CPA, has been appointed as the company’s new Chief Financial Officer (CFO). Middleton has a proven background in strategy, mergers and acquisitions, controls and risk management for manufacturing and technology companies, and is expected to bring strong leadership in financial management to Plug Power.

Middleton comes to Plug Power from Rogers Corporation, a $600 million global manufacturer and distributor of specialty polymer composite materials and components, where he worked for over twelve years. Throughout his tenure, Middleton served in a number of senior financial leadership roles including Principal Accounting Officer, Treasurer, and Interim Chief Financial Officer.

Middleton has a broad range of financial experience including substantial international exposure, and he will be instrumental to Plug Power’s growth both domestically and globally in markets such as Europe and Asia. He has led several successful acquisitions and integration projects, multiple facility and capacity expansions and numerous cost reduction initiatives.

Prior to his extensive tenure with Rogers Corporation, Middleton managed all financial administration for the $900 million tools division of Cooper Industries. Middleton has shown expertise in growing companies through innovative and strategic financial leadership.

“Paul has displayed a solid track record of growing companies and I’m confident his skills as a strategic financial leader will complement the efforts of Plug Power’s management team,” said Andy Marsh, CEO at Plug Power. “Furthermore, Paul is a passionate person who will inspire stakeholders both in and out of Plug Power.”

“The opportunity to join a prosperous company like Plug Power marks a high-point in my career,” said Paul Middleton. “The company is at the tipping point of profitability, and I’m excited to be influential on its growth and success.”

Plug Power had announced Chris Hutter as pending-CFO for the company in September 2014. Mr. Hutter was unable to commence that position stating, “I am sorry to walk away from the opportunity presented to me by Plug Power. For personal reasons, it’s important that I remain in the North Carolina area with my family. Plug Power has already accomplished great feats, and there is much more in its future.”

“At a time of enormous growth and momentum, Plug Power is able to select from the best of the best to join our team,” continued Marsh. “The impressive, well-rounded skill-set Paul brings to the table will help us prosper at home and in the international marketplace.”

Middleton has an MS in Accounting and a BBA from the University of Central Florida. Additionally, he is a Certified Public Account (CPA).

About Plug Power Inc.

The architects of modern fuel cell technology, Plug Power is revolutionizing the industry with cost-effective power solutions that increase productivity, lower operating costs and reduce carbon footprints. Long-standing relationships with industry leaders, including Walmart, Sysco, Procter & Gamble, and Mercedes Benz, forged the path for Plug Power’s innovative GenKey hydrogen and fuel cell system solutions. With more than 6,000 GenDrive units shipped to material handling customers, accumulating over 20 million hours of runtime, Plug Power manufactures tomorrow’s incumbent power solutions today. Additional information about Plug Power is available at www.plugpower.com.

Safe Harbor Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. (“PLUG”), including but not limited to statements about PLUG’s forecast of financial performance, order bookings, business model, strategy and growth opportunities. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; the risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive and GenKey systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive and GenKey systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission. For additional disclosure regarding these and other risks faced by PLUG, see disclosures contained in PLUG’s public filings with the Securities and Exchange Commission (the “SEC”) including, the “Risk Factors” section of PLUG’s Annual Report on Form 10-K for the year ended December 31, 2013. You should consider these factors in evaluating the forward-looking statements included in this presentation and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

Media Contact:

Teal Vivacqua

Plug Power Inc.

Phone: (518) 782-7700 ext. 1269

media@plugpower.com